[KAPLAN, STRANGIS AND KAPLAN, P.A. LETTERHEAD]	Exhibit 5.1

May 29, 2012

TCF Financial Corporation

200 Lake Street East

Wayzata, MN 55391-1693

Ladies and Gentlemen:

We have acted as counsel to TCF Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the proposed issuance and sale, from time to time, on a delayed basis, by the Company, of an indeterminate amount of (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); (iii) depositary shares each representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”), which may be issued pursuant to a deposit agreement (a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”); (iv) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (an “Indenture”) between the Company and a trustee to be named therein (a “Trustee”), (v) warrants (the “Warrants”), which may be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and the warrant agent to be named therein (a “Warrant Agent”), (vi) guarantees of debt securities (the “Guarantees”) and (vii) units (the “Units”), which may be issued under one or more unit agreements to be entered into among the Company, a unit agent to be named therein (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Guarantees and the Units are referred to herein collectively as the “Securities.”

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.  In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our

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satisfaction, of such documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.  In rendering the opinions express herein, we have, without independent inquiry or investigation, assumed (i) the authenticity of all documents submitted to us as originals, (ii) the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies, (iii) the legal capacity for all purposes relevant hereto of all natural persons, (iv) the accuracy of all statements in certificates of public officials and officers of the Company and (v) as to any matters of fact, the accuracy of any statements or representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company; and (C) such shares of Common Stock are duly issued and sold in accordance with the applicable underwriting or other agreement against payment of the purchase price therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (which consideration is not less than the par value of the Common Stock), as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the Board of Directors of the Company has designated the relative rights, preferences and limitations of any series of Preferred Stock in accordance with the Amended and Restated Certificate of Incorporation of the Company and the Company’s Bylaws; (C) there has been a proper filing with the Secretary of State of the State of Delaware of a certificate of designations with respect to the Preferred Stock of such series; (D) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of that series of Preferred Stock proposed to be sold by the Company; and (E) such shares of Preferred Stock are duly issued and sold in accordance with the applicable underwriting or other agreement against payment of the purchase price therefor (in excess of the par value thereof), as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the Deposit Agreement to be entered into relating to the Depositary

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Shares has been duly authorized, executed and delivered by the Depositary and the Company; (C) the specific terms of the Depositary Shares have been authorized and established in accordance with the Deposit Agreement; (D) the Board of Directors of the Company has designated the relative rights, preferences and limitations of any series of Preferred Stock relating to such Depositary Shares in accordance with the Amended and Restated Certificate of Incorporation of the Company and the Company’s Bylaws; (E) there has been a proper filing with the Secretary of State of the State of Delaware of a certificate of designations with respect to such Preferred Stock; (F) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Preferred Stock proposed to be sold by the Company; and (G) the depositary receipts representing the Depositary Shares and the Preferred Stock relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, then such depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.                                    When (A) an Indenture and any supplemental indenture to be entered into in connection with the issuance and sale of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; (B) the Registration Statement has become effective under the Securities Act; (C) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and (D) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

5.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; (C) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and

May 29, 2012

(D) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, then Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

6.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the Guarantees have been duly authorized, executed and delivered by the Company; (C) the specific terms of the Guarantees have been duly authorized and established; and (D) such Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms thereof and the applicable underwriting or other agreement against payment therefor, as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, then such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

7.                                    When (A) the Registration Statement has become effective under the Securities Act; (B) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (C) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (D) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, then such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. We assume for purposes of this opinion that, at or prior to the time of the issuance and delivery of such Securities: (i) the Board of Directors of the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been amended or rescinded; (ii) the Company will be duly incorporated, validly existing and in good standing under the laws of

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the state of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Securities issued pursuant to the Registration Statement representing shares of Common Stock or Preferred Stock (or the right to purchase or convert into shares of Common Stock or Preferred Stock or an interest in Preferred Stock) together with the number of shares of Common Stock and Preferred Stock, respectively, outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Common Stock and Preferred Stock authorized by the Company’s certificate of incorporation in effect at the time of such issuance; (v) any Deposit Agreement, Indenture, Warrant Agreement or Unit Agreement with respect to such Securities are each valid, binding and enforceable agreements of each party thereto; (vi) if the Securities are Depositary Shares, Debt Securities, Warrants, Guarantees or Units, then such Securities are valid, binding and enforceable agreements of each other party thereto; (vii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (viii) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to matters governed by the General Corporation Law of the state of Delaware and the federal laws of the United States of America. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts in existence on the date of this letter. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/Kaplan, Strangis and Kaplan, P.A.

Kaplan, Strangis and Kaplan, P.A.